                                                                     EXHIBIT 5.1


                                 June 27, 2003


Board of Directors
Mercer Insurance Group, Inc.
10 North Highway 31
Pennington, New Jersey 08534

Re: Registration Statement on Form S-1

Gentlemen:

         We have acted as counsel to Mercer Insurance Group, Inc. (the "Company") in connection with the Company's proposed offering of up to 6,848,901 shares of the Company's common stock, no par value per share (the "Common Stock"), in connection with the conversion of Mercer Mutual Insurance Company from mutual to stock form. This offering is covered by the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission. In connection with delivering this opinion, we have reviewed the following documents:

         1.    The articles of incorporation of the Company.

         2.    The bylaws of the Company as presently in effect.

         3. The resolutions of the Board of Directors of the Company adopted at a meeting held on April 3, 2003, as certified by the Secretary of the Company.

         4. The Registration Statement, including the prospectus (the "Prospectus") contained therein.

         5.    The form of the certificates representing shares of the Common
               Stock.

         Based upon our review of the documents listed above, it is our opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued and sold against payment therefor, pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ Stevens & Lee

                                                STEVENS & LEE